Exhibit 99.2

REDEMPTION RESOLUTIONS

I, N. William Barthlow, do hearby certify: that I am the Secretary of North Pittsburgh Telephone Company (hereinafter the “Corporation;”) that the following are true and correct copies of resolutions duly adopted by the Board of Directors of the Corporation at a Regular meeting held January 26, 2006, and entered in the minute book of the Corporation; and that none of the following resolutions has been rescinded or modified:

RESOLUTIONS

IT IS THEREFORE RESOLVED:

1. THAT the Corporation authorizes and approves the redemption of its Class (B and/or C) stock in the Rural Telephone Bank (“RTB”) in accordance with the Stock Redemption Agreement as of November 10, 2005 between the Corporation and the RTB;

2. THAT the President of the Corporation, Harry R. Brown, identified below, is authorized on behalf of the Corporation to execute and deliver under its corporate seal, which the Secretary is directed to affix and attest, as many counterparts, respectively, as shall be deemed advisable, of the Stock Redemption Agreement;

I FURTHER CERTIFY THAT the meeting was duly and regularly called and held in accordance with the bylaws of the Corporation; and that the executed Stock Redemption Agreement was authorized and approved by the Board of Directors;

I FURTHER CERTIFY THAT each member of the Board of Directors of the Corporation was furnished with notice of said meeting in compliance with the bylaws of the Corporation;

I FURTHER CERTIFY THAT the date of actual execution of the Stock Redemption Agreement is January 30, 2006; and

I FURTHER CERTIFY THAT the following is the name and signature of the President (or other executing officer of the Corporation), who validly held and occupied his/her position on said date of actual execution of the Stock Redemption Agreement.

Office	Name	Signature
President	Harry R. Brown	/s/ HARRY R. BROWN

Secretary	N. William Barthlow	/s/ N. WILLIAM BARTHLOW

IN WITNESS WHEREOF I have hereunto set my hand affixed the seal of the Corporation this 31st day of January, 2006.

/s/ N. WILLIAM BARTHLOW
Secretary

(Seal)